CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No.  333-157773 and 333-145234) of 3DIcon Corporation of our report dated April 15, 2009 relating to our audits of the financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2008.  Our report dated April 15, 2009, includes an emphasis paragraph relating to uncertainty as to the Company’s ability to continue as a going concern.

/s/ HoganTaylor LLP

Tulsa, Oklahoma
April 15, 2009